Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the 2012 Employee Stock Purchase Plan of Lone Pine Resources Inc. of our report dated March 22,2012, with respect to the consolidated financial statements of Lone Pine Resources Inc. included its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commissions.

/s/ Ernst & Young LLP

Calgary, Alberta

May 29, 2012